Intralinks Announces Fourth Quarter and Full-Year 2015 Results
Announces $20 Million Stock Repurchase Program

NEW YORK, NY - February 24, 2016 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of secure content collaboration solutions, today announced its results for the fourth quarter and full-year ended December 31, 2015.

“We wrapped up 2015 with a solid fourth quarter. Revenue for the quarter increased 10% in constant currency year-over year, resulting in 13% constant currency growth for the full year,” said Ron Hovsepian, Intralinks’ president and CEO. “I’m pleased with the progress we made during 2015 as we continued to grow our enterprise backlog and make investments in the business to further position us to succeed. We are clear on what we need to accomplish during 2016 and are excited by the opportunities ahead of us. I am confident that the continued successful execution of our strategy will result in strong long-term performance.”

“With our expectations for the business and our current stock price, we believe that repurchasing shares of our outstanding common stock is a compelling use of our capital to further create shareholder value,” continued Mr. Hovsepian. “As a result, our Board of Directors has authorized a $20 million stock repurchase program.”

Fourth Quarter 2015

Total revenue was $71.3 million, compared to $67.4 million for the corresponding quarter last year, an increase of 6%, or 10% in constant currency.

•	M&A revenue was $36.4 million, compared to $34.4 million for the corresponding quarter last year, an increase of 6%, or 12% in constant currency.

•	Enterprise revenue was $27.0 million, compared to $25.7 million for the corresponding quarter last year, an increase of 5%, or 8% in constant currency.

•	DCM revenue was $7.9 million, compared to $7.4 million for the corresponding quarter last year, an increase of 7%, or 8% in constant currency.

GAAP gross margin was 73.7%, compared to 73.0% for the corresponding quarter last year. Non-GAAP adjusted gross margin was 76.8%, compared to 76.3% for the corresponding quarter last year.

GAAP operating loss was $(4.7) million, compared to $(4.7) million for the corresponding quarter last year. Non-GAAP adjusted operating income was $3.9 million, compared to $4.0 million for the corresponding quarter last year.

GAAP net loss was $(6.0) million, compared to $(11.1) million for the corresponding quarter last year. GAAP net loss per share was $(0.10) on the basis of 57.8 million weighted average shares outstanding. In the corresponding quarter last year, GAAP net loss per share was $(0.20) on the basis of 56.3 million weighted average shares outstanding.

Non-GAAP adjusted net income was $1.4 million, compared to $1.1 million for the corresponding quarter last year.  Non-GAAP adjusted net income per share was $0.02 on the basis of 59.6 million weighted average shares outstanding. In the corresponding quarter last year, non-GAAP adjusted net income per share was $0.02 on the basis of 58.2 million weighted average shares outstanding.

Non-GAAP adjusted EBITDA was $10.4 million, compared to $10.9 million for the corresponding quarter last year.

Cash, cash equivalents and investments were $60.3 million at December 31, 2015, compared to $56.9 million at September 30, 2015.

Full Year 2015

Total revenue was $276.2 million, compared to $255.8 million for 2014, an increase of 8%, or 13% in constant currency.

•	M&A revenue was $139.9 million, compared to $130.5 million for 2014, an increase of 7%, or 14% in constant currency.

•	Enterprise revenue was $106.7 million, compared to $96.7 million for 2014, an increase of 10%, or 14% in constant currency.

•	DCM revenue was $29.6 million, compared to $28.6 million for 2014, an increase of 3%, or 4% in constant currency.

GAAP gross margin was 72.5%, compared to 72.9% for 2014. Non-GAAP adjusted gross margin was 75.7%, compared to 76.3% for 2014.

GAAP operating loss was $(23.2) million, compared to $(21.7) million for 2014. Non-GAAP adjusted operating income was $12.3 million, compared to $12.4 million for 2014.

GAAP net loss was $(30.4) million, compared to $(26.5) million for 2014. GAAP net loss per share was $(0.53) on the basis of 57.2 million weighted average shares outstanding. For 2014, GAAP net loss per share was $(0.47) on the basis of 55.9 million weighted average shares outstanding.

Non-GAAP adjusted net income was $3.7 million, compared to $3.7 million for 2014.  Non-GAAP adjusted net income per share was $0.06 on the basis of 59.1 million weighted average shares outstanding. In 2014, non-GAAP adjusted net income per share was $0.06 on the basis of 57.7 million weighted average shares outstanding.

Non-GAAP adjusted EBITDA was $39.1 million, compared to $38.1 million for 2014.

Business Outlook:

Based on information available as of February 24, 2016, Intralinks is providing guidance for 2016 as follows:

First Quarter 2016

Revenue: $69.5 million to $70.0 million
GAAP operating loss: $(6.7) million to $(6.2) million
Non-GAAP operating income: $2.5 million to $3.0 million
GAAP net loss per share: $(0.15) to $(0.14)
Non-GAAP net income per share: $0.01 to $0.02

Full Year 2016

Revenue: $300.0 million to $306.0 million
GAAP operating loss: $(20.6) million to $(18.6) million
Non-GAAP operating income: $17.0 million to $19.0 million
GAAP net loss per share: $(0.48) to $(0.44)
Non-GAAP net income per share: $0.12 to $0.15

Our full-year guidance above is based on foreign currency exchange rates as of January 1, 2016. Excluding the impact of fluctuations in foreign currency exchange rates, our full-year guidance reflects 10 to 12% revenue growth.

Stock Repurchase Program

On February 19, 2016, Intralinks Holdings’ Board of Directors voted to authorize the purchase by the company of up to $20 million of shares of the company’s common stock. Repurchases under this program will be made in open market or privately-negotiated transactions. This authority may be exercised from time to time and in such amounts as market conditions warrant and is subject to regulatory considerations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. This stock repurchase program will extend for one year and may be suspended or terminated at any time without prior notice.

Quarterly Conference Call

Intralinks will host a conference call today at 5:00 p.m. Eastern Time (ET) to discuss the company's fourth quarter 2015 financial results and 2016 business outlook. To access this call, dial 888-348-8637 (domestic) or 412-902-4244 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

Following the conference call, a replay will be available until March 2, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10080852. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

About Intralinks

Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of secure enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks’ software is designed to enable the exchange, control and management of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $28.1 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.Intralinks.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•	Non-GAAP adjusted gross profit represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets and (2) stock-based compensation expense.

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs.

•
Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•
Non-GAAP adjusted EBITDA represents net loss adjusted to exclude, if applicable: (1) depreciation and amortization, (2) amortization of intangible assets, (3) stock-based compensation expense, (4) impairment charges or asset write-offs, (5) interest expense, (6) amortization of debt issuance costs, (7) other expense (income), net, and (8) income tax expense (benefit).

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

•
The Company refers to growth rates at constant currency so that the results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the Company's performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period revenue at a consistent rate.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, stock-based compensation expense and interest expense. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry. However, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to gross profit, loss from operations, net loss, net loss per share and net cash provided by operating activities as indicators of operating performance.

Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, opportunities and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our enterprise backlog objectives; periodic fluctuations in our operating results; fluctuations in currency exchange rates; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial and other results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

“Intralinks”, “Intralinks VIA” and the Intralinks stylized logo are registered trademarks of Intralinks, Inc. © 2015 Intralinks, Inc.

Investor Contact:
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
(Cell) 508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$47,875	$40,682
Investments	12,425	11,825
Accounts receivable, net of allowances of $4,265 and $3,158, respectively	50,360	47,338
Prepaid expenses	8,595	6,602
Other current assets	3,881	3,626
Total current assets	123,136	110,073
Investments	—	12,630
Fixed assets, net	20,789	16,245
Capitalized software, net	46,636	39,798
Goodwill	224,383	224,383
Other intangibles, net	38,106	62,055
Other non-current assets	8,663	6,676
Total assets	$461,713	$471,860
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,094	$10,624
Current portion of long-term debt	2,311	906
Deferred revenue	52,005	49,193
Accrued expenses and other current liabilities	29,856	26,974
Total current liabilities	94,266	87,697
Long-term debt	80,501	77,933
Other long-term liabilities	4,795	5,291
Commitments and contingencies
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; 300,000,000 shares authorized; 58,434,464 and 57,084,340 shares issued and outstanding, respectively	58	57
Additional paid-in capital	456,141	441,596
Accumulated deficit	(169,594)	(139,210)
Accumulated other comprehensive loss	(4,454)	(1,504)
Total stockholders' equity	282,151	300,939
Total liabilities and stockholders' equity	$461,713	$471,860

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenue	$71,284	$67,418	$276,153	$255,821
Cost of revenue	18,777	18,181	75,966	69,348
Gross profit	52,507	49,237	200,187	186,473
Operating expenses:
Sales and marketing	32,340	30,510	124,006	115,867
General and administrative	18,183	17,028	73,589	69,911
Product development	6,683	6,354	25,790	22,429
Total operating expenses	57,206	53,892	223,385	208,207
Loss from operations	(4,699)	(4,655)	(23,198)	(21,734)
Interest expense	1,112	1,111	4,435	4,202
Amortization of debt issuance costs	142	143	571	579
Other expense, net	346	960	1,335	1,746
Net loss before income tax	(6,299)	(6,869)	(29,539)	(28,261)
Income tax (benefit) expense	(319)	4,224	845	(1,765)
Net loss	$(5,980)	$(11,093)	$(30,384)	$(26,496)
Net loss per common share
Basic	$(0.10)	$(0.20)	$(0.53)	$(0.47)
Diluted	$(0.10)	$(0.20)	$(0.53)	$(0.47)
Weighted average number of shares
Basic	57,772,500	56,327,704	57,172,659	55,932,641
Diluted	57,772,500	56,327,704	57,172,659	55,932,641

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Years Ended December 31,
	2015	2014
Net loss	$(30,384)	$(26,496)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,749	25,627
Amortization of intangible assets	23,949	23,791
Stock-based compensation expense	11,560	10,384
Amortization of deferred costs	909	1,316
Provision for bad debt and customer credits	2,837	1,802
Deferred income tax benefit	(957)	(4,708)
Other, net	(5)	572
Changes in operating assets and liabilities:
Accounts receivable	(5,950)	(11,390)
Prepaid expenses and other assets	(3,733)	146
Accounts payable	(846)	884
Accrued expenses and other liabilities	2,895	(499)
Deferred revenue	3,678	4,344
Net cash provided by operating activities	30,702	25,773
Cash flows from investing activities:
Capitalized software development costs	(25,440)	(27,076)
Capital expenditures	(12,703)	(9,823)
Purchases of investments	—	(27,062)
Maturities of investments	11,750	36,879
Purchases of cost method investments	(1,000)	(3,499)
Acquisitions, net of cash acquired	—	(8,843)
Restricted cash	—	2,443
Net cash used in investing activities	(27,393)	(36,981)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,719	79,200
Payments on long-term debt	(800)	(75,498)
Payments of outstanding financing arrangements	(228)	(376)
Debt issuance costs	—	(2,849)
Exercise of stock options and issuance of common stock, net of withholding taxes	2,953	1,662
Other	(1,531)	(188)
Net cash provided by financing activities	5,113	1,951
Effect of foreign exchange rate changes on cash and cash equivalents	(1,229)	(601)
Net increase (decrease) in cash and cash equivalents	7,193	(9,858)
Cash and cash equivalents at beginning of period	40,682	50,540
Cash and cash equivalents at end of period	$47,875	$40,682

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Gross profit	$52,507	$49,237	$200,187	$186,473
Gross margin	73.7%	73.0%	72.5%	72.9%
Cost of revenue – amortization of intangible assets	2,083	2,083	8,331	8,206
Cost of revenue – stock-based compensation	133	100	491	523
Non-GAAP adjusted gross profit	$54,723	$51,420	$209,009	$195,202
Non-GAAP adjusted gross margin	76.8%	76.3%	75.7%	76.3%

Loss from operations	$(4,699)	$(4,655)	$(23,198)	$(21,734)
Amortization of intangible assets	5,988	5,988	23,949	23,791
Stock-based compensation expense	2,628	2,700	11,560	10,384
Non-GAAP adjusted operating income	$3,917	$4,033	$12,311	$12,441

Net loss before income tax	$(6,299)	$(6,869)	$(29,539)	$(28,261)
Amortization of intangible assets	5,988	5,988	23,949	23,791
Stock-based compensation expense	2,628	2,700	11,560	10,384
Non-GAAP adjusted net income before tax	2,317	1,819	5,970	5,914
Non-GAAP income tax expense	881	691	2,269	2,247
Non-GAAP adjusted net income	$1,436	$1,128	$3,701	$3,667

Net loss	$(5,980)	$(11,093)	$(30,384)	$(26,496)
Depreciation and amortization	6,527	6,848	26,749	25,627
Amortization of intangible assets	5,988	5,988	23,949	23,791
Stock-based compensation expense	2,628	2,700	11,560	10,384
Interest expense	1,112	1,111	4,435	4,202
Amortization of debt issuance costs	142	143	571	579
Other expense, net	346	960	1,335	1,746
Income tax (benefit) expense	(319)	4,224	845	(1,765)
Non-GAAP adjusted EBITDA	$10,444	$10,881	$39,060	$38,068
Non-GAAP adjusted EBITDA margin	14.7%	16.1%	14.1%	14.9%

Net cash provided by operating activities	$8,548	$12,181	$30,702	$25,773
Capitalized software development costs	(6,846)	(7,424)	(25,440)	(27,076)
Capital expenditures	(2,114)	(2,782)	(12,703)	(9,823)
Free cash flow	$(412)	$1,975	$(7,441)	$(11,126)

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending March 31, 2016	Year Ending December 31, 2016
Loss from operations	$(6,400)	$(19,557)
Amortization of intangible assets	5,982	23,866
Stock-based compensation expense	3,168	13,691
Non-GAAP adjusted operating income	$2,750	$18,000

Net loss	$(8,399)	$(27,056)
Amortization of intangible assets	5,982	23,866
Stock-based compensation expense	3,168	13,691
Income tax expense	788	2,540
Non-GAAP adjusted net income before tax	1,539	13,041
Non-GAAP income tax expense	585	4,955
Non-GAAP adjusted net income	$954	$8,086

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.